                                                                      Schedule I

Summary of investments---other than investments in related parties.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1998
(in millions)

- ---------------------------------------------------------------------
        Column A                  Column B  Column C  Column D
                                                      Amount at which
                                                      shown in the
Type of Investment                Cost      Value     balance sheet
- ---------------------------------------------------------------------
Fixed maturities:
 Bonds:
  United States government
   and government
   agencies and authorities       $    5.1   $   5.2    $     5.1
  States, munipalities and
    and political subdivisions         3.2       3.5          3.2
  Corporate Securities               925.2     960.6        925.2
  Mortgage Backed Securities         252.3     262.2        252.3
  Redeemable preferred stock          36.5      36.5         36.5
                                  -------------------------------
Total fixed maturities             1,222.3   1,268.0      1,222.3

Equity securities:
  Common stocks
  Public utilities                     0.0       0.0          0.0
  Banks, trust and
    insurance companies                0.0       0.0          0.0
  Industrial, miscellaneous
   and all other                      39.2      84.8         84.8
  Nonredeemable preferred stocks       0.0       0.0          0.0
                                  -------------------------------
Total equity securities               39.2      84.8         84.8

Mortgage loans on real estate        388.1      XXXX        388.1
Real estate                           41.0      XXXX         41.0
Policy loans                         137.7      XXXX        137.7
Other long-term investments            2.9      XXXX          2.9
Short-term investments                 8.5      XXXX          8.5
                                  -------------------------------
Total                                578.2                  578.2

Total investments                 $1,839.7  $1,352.8    $ 1,885.3


                                                                    Schedule III

Supplementary Insurance Information

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
(in millions)

Segment      Deferred      Future     Unearned   Other    Premium  Net          Benefits,    Amortiza-    Other       Premiums
              policy       policy     premiums   policy   revenue  investment   claims,      tion of      operating    written
            acquisition    benefits,             claims            income       losses and   deferred     expenses
               cost        losses,               and                            settlement   policy
                           claims and            benefits                       expenses     acquisition
                            loss                 payable                                     costs
                           expenses
- ---------------------------------------------------------------------------------------------------------------------------------
Variable
Products
1998        N.A.          1,651.7       2.3      13.1    1,272.3       122.8     1,661.6      N.A.         302.3       N.A.
1997        N.A.          1,123.1       1.1      12.3      872.7        89.7     1,090.2      N.A.         252.3       N.A.
1996        N.A.            975.9       0.7      16.3      820.6        76.1     1,026.2      N.A.         222.8       N.A.
- ---------------------------------------------------------------------------------------------------------------------------------


                                                                     Schedule IV
Reinsurance

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1998
(in millions)

- ------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
- ------------------------------------------------------------------------------------
Life insurance         62,628.7    15,302.1           0      47,326.6           0%
in force
Premiums
 Life insurance         1,862.5       590.2           0       1,272.3           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
- ------------------------------------------------------------------------------------
 Total premiums         1,862.5       590.2           0       1,272.3           0%
                       --------    --------     --------     --------    --------

December 31, 1997
(in millions)

- ------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
- ------------------------------------------------------------------------------------
Life insurance         51,056.1    12,646.9           0      38,409.2           0%
in force
Premiums
 Life insurance         1,300.1       427.4           0         872.7           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
- ------------------------------------------------------------------------------------
 Total premiums         1,300.1       427.4           0         872.7           0%
                       --------    --------     --------     --------    --------

December 31, 1996
(in millions)

- ------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
- ------------------------------------------------------------------------------------
Life insurance         45,051.9    10,123.5           0      34,928.4           0%
in force
Premiums
 Life insurance         1,204.9       384.3           0         820.6           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
- ------------------------------------------------------------------------------------
 Total premiums         1,204.9       384.3           0         820.6           0%
                       --------    --------     --------     --------    --------